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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 24, 1998

CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (as depositor under the Pooling and Servicing Agreement, dated as of November 10,1998 providing for the issuance of Chase Commercial Mortgage Securities Corp.'s Commercial Mortgage Pass-through Certificates, Series 1998-2)

                  Chase Commercial Mortgage Securities Corp.
            (Exact name of registrant as specified in its charter)

         New York                  333-48395                 13-3728743
----------------------------       ---------                 ----------
(State or Other Jurisdiction      (Commission             (I.R.S. Employer
      of Incorporation)             File No.)           Identification No.)

380 Madison Avenue
New York, New York
-------------------
(Address of Principal              10017-2951
                                   -----------
 Executive Offices)                (Zip Code)

Registrant's telephone number, including area code (212) 622-3510

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Item 5.   Other Events

         The Registrant registered issuances of Commercial Mortgage Pass-Through Certificates on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"), by a Registration Statement on Form S-3 (Registration File No. 333-48395). Pursuant to a base prospectus, dated November 12, 1998 and a prospectus supplement, dated November 12, 1998, the Registrant plans to issue approximately $1,268,136,181 in aggregate principal amount of its Commercial Mortgage Pass-Through Certificates, Series 1998-2 (the "Certificates") on or about November 19, 1998. This Current Report on Form 8-K discloses the use of Computational Materials (as defined in the Kidder Peabody Acceptance Corporation I, SEC No-Action Letter, available
May 24, 1994) by the underwriters in connection with the offering of the Certificates. Such Computational Materials are filed on even date herewith in paper form under cover of Form SE, pursuant to a continuing hardship exemption issued by the Securities and Exchange Commission.


                                       2
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CHASE COMMERCIAL MORTGAGE
                                     SECURITIES CORP.


                                   By:   /s/Steven Schwartz
                                         ---------------------------
                                   Name:    Steven Schwartz
                                   Title:   Vice President

Dated:  November 16, 1998

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EXHIBIT INDEX

Exhibit No.               Description                      Page No.
-----------               -----------                      --------
    99                    Computational Materials             5
                          as prepared by the under-
                          writer in connection with
                          the offering of the Certi-
                          ficates filed in paper
                          form under cover of Form
                          SE on or about
                          November 16, 1998